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                                                       EXHIBIT 99.1 TO FORM 11-K
                                                       MPSI SYSTEMS INC.
                                                       MATCHING INVESTMENT PLAN


                             OFFICER CERTIFICATIONS


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, being the duly elected and appointed chief executive officer and chief financial officer of MPSI Systems Inc., a Delaware corporation (the "Company"), subject in all respects to the principle of "materiality" that is inherent in financial reporting under generally accepted accounting principles, and subject further to knowledge actually in their possession at the date of this Certificate, hereby certify that:

         1. the MPSI Systems Inc. Matching Investment Plan's (the "Plan") annual report on Form 11-K for the Plan year ended December 31, 2002, complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d));

         2. the financial statements, including notes thereto and supplemental information contained in various parts of such periodic report, fairly present, in all material respects when considered in the context of the financial statements taken as a whole, the net assets available for benefits and changes in net assets available for benefits of the Plan for the indicated periods;


         Executed this 27th day of June, 2003.



                                             /s/   Ronald G. Harper
                                   --------------------------------------------
                                   Ronald G. Harper, Chief Executive Officer

                                            /s/  James C. Auten
                                   --------------------------------------------
                                   James C. Auten, Chief Financial Officer